FOR IMMEDIATE RELEASE:

For Additional Information:
United Financial Mortgage Corp.
600 Enterprise Dr., Suite 206
Oak Brook, IL 60523
(630) 571-7222
(630) 571-2623 fax
Contact: Steve Khoshabe
         Chief Financial Officer
         www.ufmc.com
         sk@ufmc.com

Coffin Communications Group
15300 Ventura Boulevard, Suite 303
Sherman Oaks, CA 91403
(818) 789-0100
(818) 789-1152 fax
Contact:  William F. Coffin, CEO
          Mark Daugherty, Account Executive

For Immediate Release

         United Financial Mortgage Corp. Retains Coffin Communications Group
                          As Investor Relations Counsel


Oak Brook, IL - July 9, 1999 - United Financial Mortgage Corp.(CHX:UFM) announced that Coffin Communications Group ("CCG") has been retained to support the Company's investor relations program.

Joseph Khoshabe, United Financial Mortgage's CEO and President, stated, "We believe our current success and future prospects should be of considerable interest to the investment community and to help us communicate this to investors, we have retained Coffin Communications Group."

CCG, on of the country's leading investor relations firms, specializes in managing investor relations for over 30 publicly traded companies, including Mentor Corp., Decora Industries, Inc., Microsemi Corp. and North American Scientific, Inc. The full-service investor relations agency has corporate headquarters in Sherman Oaks(Los Angeles) with additional offices in Irvine and Boston. For further information, contact Coffin Communications Group directly, or visit the company's Web site at www.coffincg.com.

About United Financial Mortgage Corp.

United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating both retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, IL and has regional offices in several other states. The Company's web site www.ufmc.com allows consumers to get information on the many different types of mortgage loans offered by the Company, calculated mortgage payments, and apply on-line for a mortgage.